Exhibit p.6
Zea Capital Fund LLC

Subscription Agreement - Nebraska Purchasers

To:          Zea Capital Fund LLC
118 Third Avenue SE, Suite 630
Cedar Rapids, Iowa 52401

1.           Subscription.  The undersigned (the “Subscriber”) hereby irrevocably subscribes for Common Units of limited liability company interests (“Interests”) in Zea Capital Fund LLC, a Delaware limited liability company (the “Company”), in the amount indicated on the signature page of this Subscription Agreement (“Agreement”).  Such subscription, when and if accepted by the Company, will constitute a Capital Contribution (as defined in the Third Amended and Restated Limited Liability Company Agreement dated June 8, 2010 (the “Operating Agreement”)) by the Subscriber to the Company, in accordance with the Operating Agreement furnished by the Company to the Subscriber together with the Prospectus of the Company dated __, 2010 filed with the Securities and Exchange Commission (the “Prospectus”), relating to the Company, its business and the offering of the Interests.  Prior to Initial Closing, as defined in the Prospectus, if the Subscriber elects to make payment by check for the Interests, the Subscriber shall make the Subscriber’s check payable to to “Cedar Rapids Bank & Trust, as Escrow Agent for Zea Capital Fund LLC.”  After the Initial Closing, the Subscriber shall make any check for the Interests payable to the Fund.

2.           Adoption of Operating Agreement.  Upon Subscriber’s execution of the signature page of the Operating Agreement, Subscriber hereby ratifies, adopts and accepts the Operating Agreement.  If Subscriber is admitted as a Member pursuant to the terms hereof, Subscriber shall be bound by the Operating Agreement and shall duly satisfy all of Subscriber’s obligations arising thereunder.

3.           Representations, Warranties and Agreements By Subscriber. The Subscriber hereby represents, warrants and agrees as follows, as indicated by Subscriber’s initials:

Please initial next to each representation:
(a)           The Interests are being purchased by the Subscriber and not by any other person, with the Subscriber’s own funds and not with the funds of any other person, and for the account of the Subscriber, not as a nominee or agent and not for the account of any other person.  On acceptance of this Subscription Agreement by the Company, no other person will have any interest, beneficial or otherwise, in the Interests.  The Subscriber is not obligated to transfer Interests to any other person nor does the Subscriber have any agreement or understanding to do so.  The Subscriber is purchasing the Interests for investment for an indefinite period, not with a view to the sale or distribution of any part or all thereof by public or private sale or other disposition.  The Subscriber has no intention of selling, granting any participation in or otherwise distributing or disposing of any Interests.  The Subscriber does not intend to subdivide the Subscriber’s purchase of Interests with any person.

_____ (Subscriber’s Initial)
(b)           Subscriber understands that no United States federal or state agency or agency of any other jurisdiction has made any finding or determination as to the fairness of the terms of the offering and sale of the Interests or of the Operating Agreement.

_____ (Subscriber’s Initial)
(c) The Subscriber certifies the following are true, correct and complete in all respects as of the date hereof:	_____ (Subscriber’s Initial)

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(i)  Subscriber has either (a) an annual gross income of at least $100,000 and a net worth of at least $350,000, or (b) a net worth of at least $500,000; and

(ii)  Subscriber will not be investing more than 10% of their net worth in the Company.

For purposes of this Section 3(c) of the Agreement, “net worth” does not include the value of one’s home, home furnishings or automobiles.

(d) The Subscriber acknowledges receipt of the Prospectus.	_____ (Subscriber’s Initial)
(e)           The Subscriber understands that the Interests are not liquid, and that the Operating Agreement limits Subscriber’s ability to transfer the Interests.  The Subscriber understands that Subscriber will be required to hold the Interests and bear the risk of investment in the Interests for the term of the Company, which may exceed ten years.

_____ (Subscriber’s Initial)
(f)           The Subscriber understands that there are tax consequences associated with an investment in the Interests and Subscriber has had the opportunity to discuss such consequences with Subscriber’s own adviser.

_____ (Subscriber’s Initial)
(g) The Subscriber understands that an investment in the Interests is highly speculative and that the Company can provide no assurances that the Interests will retain any of their value.	_____ (Subscriber’s Initial)
(h)           Subscriber (i) is not an “employee benefit plan” as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not such plan is subject to ERISA, nor any “plan” as defined in section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (“Code”); and (ii) does not have 25% of any class of equity interests owned (directly or indirectly) by one or more Employee Benefit Plans.

_____ (Subscriber’s Initial)
(i)           This Subscription Agreement constitutes a legal, valid and binding agreement of the Subscriber, enforceable against the Subscriber in accordance with its terms.  The Subscriber, if not an individual, is empowered and duly authorized to enter into this Subscription Agreement (including the power of attorney herein) under any governing document, partnership agreement, trust instrument, pension plan, charter, certificate of incorporation, bylaw provision or the like.  The person, if any, signing this Subscription Agreement on behalf of the Subscriber is empowered and duly authorized to do so by the governing document or trust instrument, pension plan, charter, certificate of incorporation, bylaw provision, board of directors or stockholder resolution, or the like.

_____ (Subscriber’s Initial)
(j) The Subscriber has completed the Confidential Subscriber Questionaire attached hereto, and has done so honestly and completely.	_____ (Subscriber’s Initial)
4.           Agreement To Refrain From Resales.  Without in any way limiting the representations and warranties herein, the Subscriber further agrees that the Subscriber shall in no event pledge, hypothecate, sell, transfer, assign or otherwise dispose of part or all of the Interests, nor shall the Subscriber receive any consideration for part or all of the Interests from any person, unless and until prior to any proposed pledge, hypothecation, sale, transfer, assignment or other disposition, the Subscriber shall comply with all requirements and conditions in the Operating Agreement.

5.           Certificates To Be Legended.  The Subscriber understands and agrees that any instrument or certificate representing or relating to Interests may bear such legends as the Company may consider necessary or advisable to facilitate compliance with any securities law, including, without limitation, legends setting forth the limitations on dispositions imposed hereby and by the Operating Agreement.

6.           Company May Refuse To Transfer.  The Subscriber understands and agrees that the Company may refuse to acknowledge or permit any disposition of Interests that is not in all respects in compliance with the Operating Agreement and this Agreement and that the Company intends to make an appropriate notation in its records to that effect.

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7.           Discretionary Accounts.  If the Subscriber desires to make payment for the Units subscribed for pursuant to this Subscription Agreement for an account over which a securities broker-dealer or securities registered representative holds discretionary authority, the Subscriber hereby consents to the purchase.

8.           Indemnification.  The Subscriber hereby agrees to indemnify and defend the Company and its employees, agents, officers, directors, affiliates and Unitholders and hold them harmless from and against any and all claims, liabilities, damages and expenses (including, without limitation, court costs and attorneys’ fees) incurred on account of or arising out of:

(a)           Any breach of or inaccuracy in the Subscriber’s representations, warranties or agreements herein, including, without limitation, the defense of any claim based on any allegation of fact inconsistent with any of such representations, warranties or agreements;

(b)           Any disposition of Interests contrary to any of such representations, warranties or agreements; or

(c)           Any action, suit or proceeding based on (i) a claim that any of such representations, warranties or agreements were inaccurate or misleading or otherwise cause for obtaining damages or redress under an applicable securities law, or (ii) any disposition of any part or all of the Interests.

9.           Successors.  The representations, warranties and agreements in this Subscription Agreement shall be binding on the Subscriber’s successors, assigns, heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of the Company.

10.           GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

11.           Entire Agreement.  This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

12.           Severability.  If any provision of this Subscription Agreement or the application thereof to any person or in any circumstances shall be held to be invalid, unlawful, or unenforceable to any extent, the remainder of this Subscription Agreement, and the application of such provision other than to the persons or in the circumstances deemed invalid, unenforceable or unlawful, shall not be affected thereby, and each remaining provision hereof shall continue to be valid and may be enforced to the fullest extent permitted by law.

 [Signature pages to follow.]

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Zea Capital Fund LLC

SUBSCRIPTION AGREEMENT SIGNATURE PAGE
(for individuals, corporations, limited liability companies or partnerships)

Number of Common Units subscribed for: _______ x $12.50 per Unit = $_______________

INDIVIDUAL(S):
Dated: ________________, 20________
________________________________________	________________________________________
Investor #1 signature	Investor #2 signature
________________________________________	________________________________________
Print or type name	Print or type name
________________________________________ ________________________________________	________________________________________ ________________________________________
Address	Address
________________________________________	________________________________________
Social Security Number	Social Security Number

TRUST, CORPORATION, LIMITED LIABILITY COMPANY or PARTNERSHIP:
Please include a certified copy of the trust agreement or articles of incorporation or formation, bylaws, operating or partnership agreement, and corporate or partnership resolution certified by the secretary of the entity authorizing execution of Subscription Agreement by person signing below.
* All documents signed on behalf of a trust must be signed on behalf of the trustee, not by or on behalf of a participant or beneficiary.

Dated: ________________, 20________	________________________________________
Name of Subscriber
________________________________________ ________________________________________	________________________________________
Address	Date and State of incorporation, formation or organization

________________________________________	By: _____________________________________
(Print name and title of signatory)	(Authorized signature)
________________________________________
Tax Identification Number

Zea Capital Fund LLC

OPERATING AGREEMENT ACCEPTANCE

The undersigned hereby accepts the terms of and adopts as a Member thereof, the Third Amended and Restated Limited Liability Company Agreement of Zea Capital Fund LLC, dated June 8, 2010.

Individual Member:	Member which is an entity:
____________________________________	________________________________
Member Name: _______________________	[entity name]
Date: _______________________________
By: ___________________________
Name: _____________________
Title: ______________________
Date: ______________________

COMPANY’S ACCEPTANCE OF SUBSCRIPTION AGREEMENT:

The undersigned hereby accepts the foregoing Subscription Agreement as of ___________________, 201__.

Date: ________________, 201__
Zea Capital Fund LLC

By: ____________________________
Name: __________________________
Title: ___________________________

CONFIDENTIAL SUBSCRIBER QUESTIONNAIRE

The purpose of this Questionnaire is to determine whether an investment in Zea Capital Fund LLC (the “Fund”) is suitable for you.  Your answers will be kept strictly confidential at all times.  However, each person  (a “Subscriber”) who subscribes to purchase Common Units of limited liability company interests (“Interests”) hereby agrees that the Fund, the Placement Agent and any Selling Agent that facilitiates the purchase by the Subscriber of Units of the Fund may present this Questionnaire to such parties as it deems appropriate to establish the availability, under any federal or state securities laws, of an exemption from registration of the private placement of the Shares and the compliance of such parties with applicable law and the rules of FINRA.

Please complete this Questionnaire as thoroughly as possible.

1.	Name:
Date of Birth:
Number of dependents:
State where registered to vote:
State where driver's license is issued:
Social Security or Tax Identification Number:

2.	Describe your current employment, including the company by which you are employed and its principal business:

3.	Describe your principal business activities during the last five years.

4.	Indicate any college or graduate degrees you hold.

5.	Are you a member of the National Association of Securities Dealers, Inc. or an associated person of a member?

Yes   _____          No    _____

If "Yes," please identify the member or explain your affiliation.

6.	a)	Do you have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you?

Yes   _____          No    _____

b)	Are you familiar with the risk aspects and the illiquidity of investments such as the Units?

Yes   _____          No    _____

c)	Do you consider yourself sufficiently knowledgeable and experienced in financial matters to be capable of evaluating the merits and risks of your investment in the Units?

Yes   _____          No    _____

d)	Have you reviewed this investment with your accountant and/or lawyer? If "Yes," please provide such person's name and address.

Yes   _____          No    _____

Name:
Address:

7.	What types of investments have you purchased in the past?

8	What is your net worth (jointly with your spouse, if any) (valuing your assets on the basis of their current fair market value and deducting the value of your home, home furnishings and automobiles)?